UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 12, 2011

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On February 12, 2011, the Compensation Committee of the Board of Directors (the “Committee”), of Shutterfly, Inc. (the “Company”) approved the distribution of a discretionary bonus to the named executive officers, pursuant to the Company’s performance based bonus plan for the year ended December 31, 2010 (the “2010 Bonus Plan”).  The table below shows the bonus amounts to be received by the Company’s named executive officers.

Executive Officer	Title	2010 Bonus
Jeffrey T. Housenbold	President & Chief Executive Officer	$240,250
Mark J. Rubash	SVP & Chief Financial Officer	$28,000
Neil M. Day Jr.	SVP & Chief Technology Officer	$28,000
Peter C. Elarde	SVP & Chief Marketing Officer	$25,000
Douglas J. Galen	SVP, Business & Corporate Development	$23,000

In addition, the Committee approved an increase in the target bonus percentage from 125% to 175% of base salary for Mr. Housenbold (effective as of January 1, 2011) for purposes of the Company’s performance based bonus plan for 2011.  This increase will align Mr. Housenbold’s maximum bonus incentive amount with those of the other named executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash Mark J. Rubash Senior Vice President & Chief Financial Officer

Date:  February 16, 2011